Exhibit 10.54

EZRA DABAH

200 Park Avenue South

New York, NY 10003

September 2, 2021

Kidpik Corp.

200 Park Avenue South

New York, NY 10003

Dear Stockholders:

As the majority and founding stockholder, I have consistently provided support to Kidpik Corp. (the “Company”). I have the intent and ability to continue to provide required financial support to the Company to fund its operating, investing and financing activities for at least one year and a day beyond from the date the financial statements are available to be issued.

Sincerely,

Ezra Dabah
Chief Executive Officer